Exhibit 3.01

                            ARTICLES OF INCORPORATION

                                       OF

                                 BMB MUNAI, INC.


         THE UNDERSIGNED, for the purpose of forming a corporation for the transaction of business and the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, does make, record and file these Articles of Incorporation, in writing, and does hereby certify:

                                  ARTICLE I.

         The name of the Corporation is:  BMB Munai, Inc.

                                   ARTICLE II.

         The Corporation is organized to engage in any lawful purpose and shall have all powers granted a corporation organized under the laws of the State of Nevada.

                                  ARTICLE III.

         The total number of shares of stock of all classes which the Corporation has authority to issue is 120,000,000 shares, divided into 100,000,000 shares of Common Stock, par value $0.001 per share (herein called the "Common Stock") and 20,000,000 shares of Preferred Stock, par value $0.001 per share (herein called "Preferred Stock").

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I. COMMON STOCK

         A. Dividends. Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds legally available for the payment of dividends.

         B. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been deposited in trust with a bank or trust company for the benefit of the holders of the Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

         C. Voting Rights. Except as otherwise expressly provided with respect to the Preferred Stock and except as otherwise may be required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Common Stock shall be entitled to one vote for each share held.

         D. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any Amendment hereto or thereto shall be vested in the Common Stock.

II. PREFERRED STOCK

         The Board of Directors of the Corporation is expressly authorized, as shall be stated and expressed in the resolution or resolutions it adopts, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in

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one or more class or series, in addition to the shares thereof specifically provided for in this Article III, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such class or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; or (v) subject to the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series; all as may be stated in such resolution or resolutions.

         The number of authorized shares of Series Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Series Preferred Stock, as the case may be, or of any series thereof, unless a vote of any such holders is required pursuant to the provisions of this Article III or the certificate or certificates establishing any additional series of such stock.

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                                  ARTICLE IV.

         A. Board of Directors of the Corporation.

         1. General Provisions. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The exact number of directors shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the By-Laws.

         2. Classification of Board of Directors. The directors shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such group or groups as the Board of Directors shall designate.

The initial Class I directors elected for a one-year term are as follows:

         Name                       Address

         Georges Benarroch          41A Avenue Road
                                    Toronto, Ontario M5R 2G3 Canada

         Valery Tolkachev           27/6 Pokrovka Street
                                    Moscow, Russia

The initial Class II directors elected for a two-year term are as follows:

         Name                       Address

         Alexandre Agaian           500 Fifth Avenue, Suite 4810
                                    New York, New York 10110

         Mirgali Kunayev            63 Dostyk Avenue, Second Floor
                                    Almaty 480100, Republic of Kazakhstan

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The initial Class III directors elected for a three-year term are as follows:

         Name                       Address

         Bakhytbek Baiseitov        20A Kazibek Bi Street
                                    Almaty 480100, Republic of Kazakhstan

         Boris Cherdabayev          20A Kazibek Bi Street
                                    Almaty 480100, Republic of Kazakhstan

At each succeeding annual meeting of stockholders, beginning with the 2005 annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director may be removed from office for cause only and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify. No alteration, amendment or repeal of this Article IV or the By-Laws of the Corporation shall be effective to shorten the term of any director holding office at the time of such alteration, amendment or repeal, to permit any such director to be removed without cause, or to increase the number of directors in any class or in the aggregate from that existing at the time of such alteration, amendment or repeal until the expiration of the terms of office of all directors then holding office, unless (i) in the case of this Article IV, such alteration, amendment or repeal has been approved by the holders of all shares of stock entitled to vote thereon, or (ii) in the case of the By-Laws, such alteration, amendment or repeal has been approved by either the

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holders of all shares entitled to vote thereon or by a vote of a majority of the entire Board of Directors.

         3. Directors Appointed by a Specific Class of Stockholders. To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes designated above.

                                   ARTICLE V.

         A. General Provisions. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of its directors and stockholders:

         1. Amendments to the Articles of Incorporation. Subject to the provisions of applicable law, the Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth therein, of any outstanding stock.

         2. Amendments to the By-Laws. The Board of Directors is expressly authorized to adopt, alter and repeal the By-Laws of the Corporation in whole or in part at any regular or special meeting of the Board of Directors, by vote of a majority of the entire Board of Directors. Except where the Articles of Incorporation otherwise requires a higher vote, the By-Laws may also be

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adopted, altered or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of three-fourths of the shares of the Corporation outstanding and entitled to vote thereon.

         3. No Preemptive Rights. No holder of any class of stock of the Corporation, whether now or hereafter authorized or outstanding, shall have any preemptive, preferential or other right to subscribe for or purchase any class of the Corporation's stock, whether now or hereafter authorized or outstanding, which it may at any time issue or sell, or to subscribe for or purchase any notes, debentures, bonds or other securities which it may at any time issue or sell, whether or not the same be convertible into or exchangeable for or carry options or warrants to purchase shares of any class of the Corporation's stock or other securities, or to receive or purchase any warrants or options which may be issued or granted evidencing the right to purchase any such stock or other securities, it being intended by this Section 3 that all preemptive rights of any kind applicable to securities of the Corporation are eliminated.

         4. Vote Required to Take Action; Action by Written Consent. Except as otherwise provided in the Articles of Incorporation and except as otherwise provided by applicable law, the Corporation may take or authorize any action upon the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter thereof. Action shall be taken by stockholders of the Corporation only at annual or special meetings of stockholders, and stockholders may act in lieu of a meeting, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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         5. Compensation of Directors. The Board of Directors may determine from time to time the amount and type of compensation which shall be paid to its members for service on the Board of Directors. The Board of Directors shall also have the power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

         6. Interested Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the fact of the common directorship, office or financial interest is not known to the director or officer at the time the contract or transaction is brought before the board of directors or shareholders of the corporation for action; or (iv) the

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contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. This paragraph shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

         7. Indemnification. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Nevada now or hereafter in force, including the advancement of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Nevada now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreement.

         8. Liability of Directors. To the fullest extent permitted by Nevada statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Section 9 does not affect the availability of equitable remedies for breach of fiduciary duties.

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                                   ARTICLE VI.

         The name and address of the Resident Agent is as follows:

         Name                             Address
         Gateway Enterprises, Inc.        3230 East Flamingo Road, Suite 156
                                          Las Vegas, Nevada 89121

                                  ARTICLE VII.

         The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.

                                  ARTICLE VIII.

          The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

         Name                                 Address

         Ronald L. Poulton                    324 South 400 West, Suite 250
                                              Salt Lake City, Utah 84101

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 15th day of November, 2004.


                                                    ---------------------------
                                                    Ronald L. Poulton, Esq.

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